SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 17, 2003

CIGNA Corporation
(Exact name of registrant as specified in its charter)

Delaware	1-8323	06-1059331
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Liberty Place, 1650 Market Street
Philadelphia, Pennsylvania 19192
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code:

(215) 761-1000

          Not Applicable
(Former name or former address, if changed since last report)

Item 5. Other Events.

On November 17, 2003, CIGNA Corporation announced that it had signed a definitive agreement to sell its retirement benefits business to Prudential Financial, Inc. for $2.1 billion. A copy of the press release announcing this sale is attached as Exhibit 99.1 and incorporated by reference.

Item 7. Financial Statements and Exhibits.

        (c) The exhibit accompanying this report is listed in the Index to Exhibits.

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CIGNA CORPORATION

Date: November 17, 2003	By:	/s/ Michael W. Bell
Michael W. Bell Executive Vice President and Chief Financial Officer

Number	Index to Exhibits Description	Method of Filing

99.1	CIGNA Corporation news release dated November 17, 2003	Filed herewith.